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                                                                    EXHIBIT 23.6

                         [Ernst & Young LLP Letterhead]


November 3, 2000

James J. Morello
Treasurer and Chief Financial Officer
Medical Assurance, Inc.
100 Brookwood Place
Birmingham, Alabama 35209

Dear Mr. Morello,

We hereby consent to the inclusion of our opinion as an exhibit to the Form S-4 Registration Statement under the Securities Act of 1933 of the Company and the reference to, and summary, of our opinion in such S-4 Registration Statement.

                                            Very truly yours,

                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP